UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

310-698-0728

(Registrant’s telephone number, including area code)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 20, 2013, Your Event, a Nevada corporation (the "Registrant" or “the Company”), entered into a Business Consulting Agreement with Infinity Holdings, a Japanese company, a former shareholder of Your Event who has its principal place of business in Toyko, Japan.

Under the terms of the Business Consulting Agreement, Infinity Holdings represents that they are seeking business opportunities for Your Event, specifically sports memorabilia to sell in the U.S. They further represent that they have a business relationship in place with different people and business entities in order to help Your Event build their business operations in the U.S. Infinity Holdings has agreed to provide: a) support towards obtaining licenses; b) provide necessary personnel to conduct business in the US; c) support product development and sales, and d) support financial management. For these services, Your Event has agreed to pay Infinity Holdings:

1) One Million Two Hundred Fifty Thousand ($1,250,000) Dollars [One Hundred and Twenty Million (120,000,000 JPY) Japanese Yen] in cash, which can be paid over a five (5) year period.

2) One (1) million shares to be issued to Infinity Holdings after Your Event completes equity financing from third parties.

3) Infinity Holdings has a stock option to purchase two (2) million restricted shares of Your Event (exercise price of $1) at any time during the next five years.

After all payments are made, Your Event will be granted the exclusive distributorship of the items as authorized by applicable professional sport leagues and distributor from Infinity Holdings.

See Exhibit 10.3 entitled Business Consulting Agreement.

ITEM 9.01 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

AND EXHIBITS.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.3	Business Consulting Agreement dated March 20, 2013 between Your Event and Infinity Holdings.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: March 22, 2013	/s/ Masatoshi Suga
Name: Masatoshi Suga CFO and Director